CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated January 10, 2006 of General Government Securities Money Market Fund and General Treasury Prime Money Market Fund, which is incorporated by reference in this Registration Statement (Form N-1A No. 2-77207 and 811-3456) of General Government Securities Money Market Funds, Inc.

ERNST & YOUNG LLP

New York, New York March 24, 2006